UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2015

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio		43054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 19, 2015, the Board of Directors of Commercial Vehicle Group, Inc., (the “Company”), approved adjustments to the Company’s footprint and capacity utilization, and selling, general and administrative costs. The restructuring and cost reduction actions are expected to occur starting with the fourth quarter of 2015 and continue through 2017 resulting in lower operating costs by $8 to $12 million annually when fully implemented. Pre-tax costs associated with these actions, including associated capital investment, are expected to be $12 to $19 million, the majority of which is employee-related separation costs and other costs associated with the transfer of production and subsequent closure of facilities.

The amounts and timing may vary materially based upon various factors. See “Cautionary Note Regarding Forward-Looking Information” below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 17, 2015, the Company informed the following two executives that they will be separating from the Company without cause, effective November 20, 2015:

•	Brent A. Walters, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary; and

•	Ulf Lindqwister, Senior Vice President and Chief Administrative Officer.

In connection with the departure of Messrs. Walters and Lindqwister (hereinafter collectively referred to as “Separated Executives”), the Company entered into a separation agreement effective as of November 20, 2015 with each of the Separated Executives providing for separation compensation pursuant to the change in control & non-competition agreement (“CIC Agreement”) currently in place between the Company and each of the Separated Executives. Pursuant to such CIC Agreement, each of the Separated Executives will receive:

(i)	the earned but unpaid portion of their base salary through November 20, 2015; and

(ii)	salary continuation severance pay at the base salary rate for an additional twelve (12) months; provided, however, any such severance payments will immediately end if (1) the Separated Executive is in violation of any of his obligations under the CIC Agreement; or (2) the Company, after the Separated Executive’s termination, learns of any facts about the Separated Executive’s job performance or conduct that would have given the Company Cause (as defined in the CIC Agreement) to terminate the Separated Executives’ employment. Mr. Walters’ base salary is $315,000. Mr. Lindqwister’s base salary is $309,000.

Additionally, pursuant to the terms of the Separated Executives’ CIC Agreement, each Separated Executive will be eligible for the payment of a pro-rated 2015 annual incentive plan payment, if earned, and will be paid in 2016 when awards are finalized pursuant to the 2015 annual incentive plan and paid to all plan participants.

Item 7.01.	Regulation FD Disclosure.

A conference call to discuss the contents of the disclosures in this Form 8-K and the press release attached as Exhibit 99.1 is scheduled for Tuesday, November 24, 2015 at 10:00 a.m. Eastern Time. The participant dial in number is (866) 300-8704 and the conference ID is 86685899.

The conference call will be webcast live by Nasdaq and can be accessed at Commercial Vehicle Group’s website at www.cvgrp.com, then clicking on “Investors” and then the Webcast icon. The webcast will be archived on the Company’s website for one year.

Item 8.01.	Other Events.

On November 23, 2015, the Company issued a press release announcing restructuring plans and separation of two named. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties. These statements are indicated by words such as “expect,” “estimate” or similar expressions. In particular, this Current Report on Form 8-K contains forward-looking statements about management estimates of the charges and cash expenditures expected to be incurred in connection with the closure of the facilities and the nature of charges to be incurred. These statements are based upon information available to management as of the date hereof. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including, but not limited to, higher than expected closure expenses, a delay in implementation of the closure and other risks and uncertainties described in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 23, 2015 announcing restructuring and cost reduction plans

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

November 23, 2015	By:	/s/ C. Timothy Trenary
	Name:	C. Timothy Trenary
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 23, 2015 announcing restructuring and cost reduction plans